EXHIBIT 16.1


                              Baum & Company, P.A.
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071





January 19, 2004




Chief Accountants Office
US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549



Gentlemen:


     We  have  read  Item   4(a)  of  Form  8-K  dated  17   November   2003  of
ElectraCapital, Inc., SEC File No. 000-28113, and are in agreement with the statements contained therein as they pertain to this firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



Sincerely,

/s/ Baum & Company, P.A.
Baum & Company, P.A.